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EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the foregoing Registration Statement of 37Point9 on Form S-8 of our report dated April 10, 2001, which is included in the Annual Report on Form 10-KSB for the years ended December 31, 2000 and 1999, filed with the Securities and Exchange Commission on April 16, 2001.

                                             /s/ Weinberg & Company, P.A.

                                             WEINBERG & COMPANY, P.A.
                                             Certified Public Accountants

Boca Raton, Florida
October 16, 2001